EXHIBIT 32
CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350
          In connection with the report of Monsanto Company (the “Company”) on Form 10-Q for the period ended November 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to Exchange Act Rule 13(a)-14(b) and 18 U.S.C. Section 1350, each of the undersigned officers of the Company does hereby certify that, to the best of such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Hugh Grant
Hugh Grant
President and Chief Executive Officer

/s/ Terrell K. Crews
Terrell K. Crews
Executive Vice President and Chief Financial Officer

January 8, 2009